EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT, dated as of May 31, 2005 (this “Agreement”), is entered into by and among P-COM, INC., a Delaware corporation (the “Company”), and      (each a “Holder” and collectively, the “Holders”), with reference to the following facts:

A. The Holders presently hold a total of 2,000 shares of the Company’s Series D Convertible Preferred Stock, with a face value of $1,000 per share or $2,000,000 in the aggregate (the “Series D Shares”). The Series D Shares are presently convertible into a number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to their aggregate face value ($2,000,000) divided by a conversion price of $4.50 per share, or approximately 444,444 shares of Common Stock.

B. The Company desires to exchange all outstanding Series D Shares for (i) a number of shares of the Company’s Series G Convertible Preferred Stock with an aggregate face value of $1,000,000 (the “Series G Shares”) and (ii) warrants to purchase a total of 1,000,000 shares of Common Stock at an exercise price of $0.001 per share (the “Exchange Warrants”). The Series G Shares will be convertible into a number of shares of Common Stock equal to their aggregate face value ($1,000,000) divided by a conversion price of $0.50 per share, or 2,000,000 shares of Common Stock.

C. The Holders desire to accept the Series G Shares and the Exchange Warrants in exchange for the surrender and cancellation of all of their Series D Shares, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree hereby as follows:

1. Exchange

1.1 Exchange of Securities. Subject to the terms and conditions contained herein, the Company agrees to issue to the Holders, and the Holders agree to accept, the Series G Shares and the Exchange Warrants, in full consideration for the surrender and cancellation of all Series D Shares held by the Holders.

1.2 Delivery of Securities. At the Closing (as defined below), (a) the Holders shall surrender to the Company the original certificates evidencing the Series D Shares, duly endorsed in blank or accompanied by other valid instruments of transfer, and (b) the Company shall deliver to the Holders one or more certificates evidencing the Series G Shares and the Exchange Warrants issued in the respective names of the Holders in the respective amounts set forth on the signature page hereto.

2. Closing. Subject to the prior satisfaction or waiver of the conditions set forth in Section 4 hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the principal executive offices of the Company at 10:00 A.M., local time, on June 10, 2005, 2005 or at such other place and time as the Company and the Holders may mutually agree (the “Closing Date”).

3. Representations and Warranties

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Holders as follows:

(a) Organization; Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement. The execution and delivery by the Company of this Agreement, the performance of the Company’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(b) Binding Effect. This Agreement has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) Validity of Shares. The Series G Shares, when issued in accordance with the terms of this Agreement, will be duly authorized by all necessary corporate action, validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Series G Shares and upon exercise of the Exchange Warrants, when issued in accordance with the terms of the Series G Shares and the Exchange Warrants, will be duly authorized by all necessary corporate action, validly issued, fully paid and non-assessable.

(d) SEC Registration; Company Information; Status. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has not provided to the Holders any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, each Commission Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, no Commission Document (including without limitation any financial statement filed therewith) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the most recently filed Commission Document, there have been no developments which would reasonably be expected to materially and adversely affect the business, operations or prospects of the Company.

3.2 Representations and Warranties of the Holders. Each of the Holders, severally but not jointly, represents and warrants to the Company as follows:

(a) Purchase for Own Account, Etc. Such Holder is acquiring the Series G Shares, the Exchange Warrants and the shares of Common Stock issuable upon conversion or exercise thereof (collectively, the “Securities”) for its own account for investment purposes only and not with a view towards the public sale or distribution thereof.

(b) Accredited Investor Status. Such Holder is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

(c) Transfer or Resale. Such Holder understands that (i) the Securities are considered “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the sale or resale of the Securities has not been registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities, (B) such Holder shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (C) sold under and in compliance with Rule 144; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws.

(d) Legends. Such Holder understands that the certificates evidencing the Securities may bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(e) Residency. Such Holder is a resident of the jurisdiction set forth under such Holder’s name on the signature page hereto executed by such Holder.

(f) Title. Such Holder holds good and valid title to its respective Series D Shares, free and clear of any mortgage, pledge, assessment, security interest, lease, lien (statutory or otherwise), adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or other title retention agreement, and any financing statement filed under the Uniform Commercial Code or comparable law of any jurisdiction, and such Holder has not heretofore assigned, transferred or otherwise disposed of any interest in such Series D Shares.

(g) Authorization. Such Holder has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by such Holder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Holder.

(h) Binding Effect. This Agreement has been duly executed and delivered by such Holder and is the legally valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4. Conditions Precedent

4.1 Conditions to the Obligations of the Company. The obligations of the Company hereunder are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Holder shall have executed this Agreement and delivered the same to the Company.

(b) Each Holder shall have delivered the original certificate(s) evidencing its respective Series D Shares, in genuine and unaltered form, to the Company for cancellation.

(c) The representations and warranties of each Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time, and such Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

(d) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that questions the validity or challenges or prohibits the consummation of any of the transactions contemplated by this Agreement.

4.2 Conditions to the Obligations of the Holders. The obligations of the Holders hereunder are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that such conditions are for each Holder’s sole benefit and may be waived by any Holder at any time in such Holder’s sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to such Holder.

(b) A Certificate of Designation, Preferences and Rights of Series G Convertible Preferred Stock, in form and substance mutually acceptable to the Company and the Holders, shall have been filed with the Delaware Secretary of State and a copy thereof, certified by the Delaware Secretary of State, shall have been delivered to the Holders.

(c) The Company shall have delivered to such Holder one or more duly executed certificates representing its respective Series G Shares and Exchange Warrant (in such denominations as such Holder may request) registered in such Holder’s name, in form and substance mutually acceptable to the Company and the Holders.

(d) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date.

(e) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that questions the validity or challenges or prohibits the consummation of any of the transactions contemplated by this Agreement.

5. Miscellaneous

5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

5.2 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

5.3 Headings. The descriptive headings of the several sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

5.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

5.5 Entire Agreement. This Agreement contains the entire understanding of the Holders, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to any such matters.

5.6 Waiver; Amendment. No provision of this Agreement may be waived other than by an instrument in writing signed by the party against whom enforcement of such waiver is sought, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders.

5.7 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

If to the Company:

P-Com, Inc.

1996 Lundy Avenue

San Jose, CA 95131

Telephone: 408-866-3666

Facsimile: 408-866-3655

Attention: General Counsel

If to a Holder, to the address set forth under such Holder’s name on the signature page hereto.

5.8 Successors and Assigns. No party to this agreement may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

5.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.11 Expenses. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

5.12 Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

P-COM, INC., a Delaware corporation

By:

Name:

Title:

HOLDER